Pybus & Company, P.A.
Certified Public Accountants

American Institute Of Certified Public Accountants
Florida Institute Of Certified Public Accountants

319 Clematis Street, Suite 810
West Palm Beach, Florida 33401
Phone (561) 282-1870
Fax (561) 282-1871
www.pybuscpa.com

May 20, 2015

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Sungame Corporation
Commission File No. 333-158946

We have read the statements of Sungame Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated May 20, 2015 and agree with such statements as they pertain to our firm.

Regards,

Pybus & Company, P.A

Pybus & Company, P.A.
Certified Public Accountants